UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Mark S. Sexton, a member of the board of directors of Pioneer Natural Resources Company (the “Company”), has adopted a prearranged stock trading plan in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s Policy on Insider Trading.

Rule 10b5-1 permits the implementation of a plan to prearrange sales of securities if the plan is adopted at a time when the seller is not aware of any material non-public information. The rules allow directors and corporate executives to diversify their investment portfolios and avoid concerns about initializing stock transactions while possibly in possession of material non-public information.

The plan adopted by Mr. Sexton provides for the sale of up to 50,000 shares over a two-year period, without further action or oversight by Mr. Sexton.  Sales are subject to various minimum price thresholds set forth in the plan.  The sale of shares pursuant to the plan will be disclosed publicly through Form 4 filings as required by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Darin G. Holderness
Darin G. Holderness
Vice President and Chief Accounting Officer
Dated: September 6, 2007